Exhibit 10.15

SECOND AMENDMENT TO
AGREEMENT TO AMEND/EXTEND
WATER SERVICE AGREEMENT
for the
SKY RANCH PUD

March 5, 2004

RE:                              Water Service Agreement dated October 31, 2003 by and between AIRPARK METROPOLITAN DISTRICT (“AMD”); ICON INVESTORS I LLC (“DEVELOPER”); PURE CYCLE CORPORATION (“PURECYCLE”); and RANGEVIEW METROPOLITAN DISTRICT (“RANGEVIEW”) relating to the provisions of water services to the Sky Ranch PUD (Arapahoe County case No. Z01-010).

This Amendment, dated March 5, 2004, shall amend the aforesaid water service agreement as follows:

Section 10.2, Termination Contingency, Subsection (c) shall be amended to read as follows:

(c)                                  Water Rights.  If AMD or the DEVELOPER are unsatisfied with the opinion of water counsel provided pursuant to Section 6.03(e), AMD or the DEVELOPER shall have the right to terminate this Agreement by giving written notice to RANGEVIEW and PURECYCLE.  In no event shall AMD or DEVELOPER have the right to terminate this Agreement pursuant to this Section after the Board of County Commissioners of Arapahoe County has approved the PDP, or March 20, 2004, whichever is latest.

AIRPARK METROPOLITAN DISTRICT

By:	[signature not legible]

ICON INVESTORS I LLC, a Colorado Limited Liability Company

By:	AIRWAY PARK MANAGER LLC, A COLORADO LIMITED LIABILITY COMPANY

By:	[signature not legible]

PURE CYCLE CORPORATION, a Delaware Corporation

By:	/s/ Mark Harding
Mark Harding, President

RANGEVIEW METROPOLITAN DISTRICT

By:	/s/ Thomas P. Clark
Thomas P. Clark, Director